7961 SHAFFER PARKWAY Exhibit 99.1
SUITE 5
LITTLETON, COLORADO 80127
TELEPHONE (720) 981-1185
FAX (720) 981-1186

Trading Symbol: VGZ
Toronto and NYSE Amex Equities Stock Exchange

NEWS

Vista Gold Corp. Announces Second Quarter Financial Results and Conference Call with Management

Denver, Colorado, August 9, 2011 – Vista Gold Corp. (TSX & NYSE Amex:  VGZ) (“Vista” or the “Corporation”) announced today its financial results for the second quarter and the three and six months ended June 30, 2011, as filed today with the United States Securities and Exchange Commission (the “SEC”)  and the relevant securities regulatory authorities in Canada, in the Corporation’s Quarterly Report on Form 10-Q, and announced that a management quarterly conference call is scheduled for Thursday, August 11, 2011 at 10:00 a.m. MDT.

Recent Highlights

●
The Corporation recognized an unrealized gain of $77.8 million (before tax) upon the completion of the combination (the “Combination”) of Vista’s and Midas Gold, Inc.’s assets in the Yellow Pine-Stibnite District in Idaho resulting in the formation of Midas Gold Corp. (“Midas”);

●	The fair value of the Corporation’s consolidated investment in Midas was estimated at $82.5 million at June 30, 2011;
●	Midas successfully completed its Initial Public Offering on July 14, 2011; and
●	Vista remains debt free and has $33 million in cash at June 30, 2011.

We reported net income of $47.8 million, or $0.69 per basic and diluted share, for the three months ended June 30, 2011.  This is compared to a net loss of $7.3 million, or a $0.16 loss per basic and diluted share, for the same period in 2010.  Year-to-date, we reported net income of $43.9 million, or $0.67 per basic share and $0.66 per diluted share, compared to a net loss of $10.8 million, or a $0.24 loss per basic and diluted share, for the six months ended June 30, 2010.  These improved results are attributable to the unrealized gain of approximately $78 million that we recognized upon the completion of the Combination that was offset by approximately $23.6 million in net deferred taxes.

Our balance sheet at June 30, 2011 benefited from our investment in Midas, which we recorded at fair value estimated at $82.5 million on that date.  This increase was offset by the deferred tax liability of about $29.7 million associated with unrealized gain, which was reduced by $6.1 million for the release of the valuation allowance on our deferred tax asset generated from our net operating losses.  Also reflected in our June 30, 2011 balance sheet is the nearly $29 million we raised on April 20, 2011 in our public offering of 9,000,000 shares of our common stock, offset by $10.3 million in other net expenses for the six-month period then ended.

The following table summarizes selected financial data of Vista.  To review the Corporation’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2011, including Management’s Discussion & Analysis, visit any of the following websites:  www.sedar.com, www.sec.gov or www.vistagold.com.

All dollar amounts in the following table are in thousands of United States dollars, except per share data.

	Three Months Ended		Six Months Ended
Selected Financial Data	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Results of operations:
Net income/(loss)	$47,764	$(7,278)	$43,887	$(10,766)
Basic earnings/(loss) per share	0.69	(0.16)	0.67	(0.24)
Diluted earnings/(loss) per share	0.69	(0.16)	0.66	(0.24)

Net cash used in operating activities	(5,523)	(6,075)	(9,991)	(9,689)
Net cash provided by/(used in)
investing activities	(3,567)	(117)	(3,324)	241
Net cash provided by/(used in)
financing activities	29,395	(2,233)	6,468	(2,233)

Financial Position	June 30, 2011	December 31, 2010
Current assets	$35,171	$42,625
Total assets	157,478	82,972
Current liabilities	1,808	24,630
Total liabilities	25,397	24,630
Shareholders' equity	132,081	58,342

Working capital	33,363	17,995

Management Conference Call

A conference call with management to review our financial results for the quarter ended June 30, 2011 and to discuss corporate and project activities is scheduled for Thursday, August 11, 2011 at 10:00 a.m. MDT.

Toll-free in North America:  1-866-443-4188
International:  1-416-849-6196

This call will also be web-cast and can be accessed at the following web location:
http://www.snwebcastcenter.com/event/?event_id=2051

This call will be archived and available at www.vistagold.com after August 11, 2011.  Audio replay will be available for three weeks by calling in North America:  1-866-245-6755, passcode 291097.

If you are unable to access the audio or phone-in on the day of the conference call, please feel free to email questions to Connie Martinez, Manager - Investor Relations, (email: connie@vistagold.com), and we will try to address these questions prior to or during the conference call.

About Vista Gold Corp.

Vista is focused on the development of its Mt. Todd gold project in Northern Territory, Australia, and its Concordia gold project in Baja California Sur, Mexico, to achieve its goal of becoming a gold producer.  After Midas’ IPO, Vista holds approximately 30% of Midas, which has a large exploration property in Idaho, including the Yellow Pine property previously held by Vista. Vista's other holdings include the Guadalupe de los Reyes gold-silver project in Mexico, the Awak Mas gold project in Indonesia and the Long Valley gold project in California.

For more information about our projects, including technical studies and resource estimates, please visit our website at www.vistagold.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as estimates of mineral reserves, the value of our investment in Midas, our development of our Mt. Todd gold project and Concordia gold project, our goal of becoming a gold producer and other matters are forward-looking statements and forward-looking information.  When used in this press release, the words “potential”, “indicate”, “expect”, “intend”, “hopes”, “believe”, “may”, “will”, “if”, “anticipate” and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, uncertainty of resource and reserve estimates, risks relating to cost increases for capital and operating costs, risks related to the ability to obtain the necessary permits, risks of shortages and fluctuating costs of equipment or supplies, risks relating to fluctuations in the price of gold, the inherently hazardous nature of mining-related activities, potential effects on Vista’s operations of environmental regulations in the countries in which it operates, risks due to legal proceedings, risks relating to political and economic instability in certain countries in which it operates, risks related to the future value of Vista’s Midas shares and uncertainty of being able to raise capital on favorable terms or at all, as well as those factors discussed under the headings “Uncertainty of Forward-Looking Statements” and “Risk Factors” in Vista’s latest Annual Report on Form 10-K as filed on March 14, 2011 and other documents filed with the SEC and Canadian securities regulatory authorities.  Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, Vista assumes no obligation to publicly update any forward-looking statements or forward-looking information, whether as a result of new information, future events or otherwise.